AMENDMENT NO. 1 TO

STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) is effective as of June 30, 2016 (the “Amendment Effective Date”), by and among LIFE CLIPS, INC., a Wyoming corporation (“Buyer”), BATTERFLY ENERGY LTD., a company limited by shares incorporated under the laws of the State of Israel (the “Company”), and the undersigned shareholders of the Company (the “Sellers”). Buyer, the Company and the Sellers are each, individually, a “Party” and, collectively, the “Parties.” Capitalized terms used in this Amendment but not defined herein shall have the same meanings as set forth in the Purchase Agreement, as hereinafter defined.

RECITALS

WHEREAS, the Parties entered into that certain Stock Purchase Agreement dated as of June 10, 2016 (the “Purchase Agreement”); and

WHEREAS, the Parties desire to amend the Purchase Agreement to extend to a later date the date on which a Party may terminate the Purchase Agreement under Article 8 thereof;

NOW, THEREFORE, in consideration of the covenants and obligations contained herein, the Parties to this Amendment hereby agree as follows:

1. AMENDMENT OF PURCHASE AGREEMENT

The Purchase Agreement is hereby amended as follows as of the Amendment Effective Date:

Section 8.1(f) is amended by removing the date “June 30, 2016” and replacing it with “July 14, 2016.”

2. MISCELLANEOUS

(a) Legal Effect. Other than as amended hereby, the Purchase Agreement remains in full force and effect and unmodified.

(b) Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile or portable document format (pdf)) for the convenience of the Parties hereto, each of which counterparts will be deemed an original, but all of which counterparts together will constitute one and the same agreement.

(c) Governing Law. This Amendment shall be governed by North Carolina law without regard to any jurisdiction’s conflict-of-laws principles.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment as of the Amendment Effective Date.

BUYER:		THE COMPANY:

Life Clips, Inc.		Batterfly Energy Ltd.

By:	/s/ Robert Gruder	By:	/s/ Daniel Assis
Name:	Robert Gruder	Name:	Daniel Assis
Title:	Chief Executive Officer	Title:	/s/ CEO

SELLERS:

/s/ Nataly Assis
Nataly Assis

/s/ Itay Hasid
Itay Hasid

/s/ Elad Ronen
Elad Ronen

/s/ Shirel Dahan
Shirel Dahan

Signature page to Amendment No. 1 to Stock Purchase Agreement